Exhibit 15.1

Partners: John Cartwright *
Audrey Coker *	27 April 2023	Our Ref: NASD/KH/SCT/B4480-H20228

Joanne Collett *

    Mark Cummings *****

Colm Dawson ***

James Gaden ****

Thomas Granger **

Kristen Kwok **

Wing Lam *

William Lee *

Thomas Pugh *****

Andrew Randall **

Rupen Shah *****

Colette Wilkins ***

Denise Wong**

Bilibili Inc.

Building 3, Guozheng Center

No. 485 Zhenli Road

Yangpu District

Shanghai, 200433

People’s Republic of China

Dear Sirs,

Form 20-F

We consent to the reference to our firm under the heading “Item 10.E. Additional Information—Taxation—Cayman Islands Taxation” in the Annual Report on Form 20-F of Bilibili Inc. for the year ended 31 December 2022 (the “Annual Report”), which will be filed with the U.S. Securities and Exchange Commission (the “Commission”) on 27 April 2023 under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and further consent to the incorporation by reference of the summary of our opinions under this heading into the Registration Statements on Form S-8 (Nos. 333-267701, 333-259682 and 333-226216) and Form F-3 (No. 333-269158) of Bilibili Inc.

We also consent to the filing with the Commission of this consent letter as an exhibit to the Annual Report.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under the Exchange Act, or the Rules and Regulations of the Commission thereunder.

Yours faithfully

/s/ Walkers (Hong Kong)

WALKERS (HONG KONG)

Walkers (Hong Kong)

滙嘉律師事務所 (香港)

15th Floor, Alexandra House, 18 Chater Road, Central, Hong Kong

T +852 2284 4566 F +852 2284 4560 www.walkersglobal.com

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*England and Wales; **BVI; ***Cayman Islands; ****New South Wales (Australia); *****Bermuda